EXHIBIT 23.2

                             DAVIDSON & COMPANY LLP
                              Chartered Accountants
                   A Partnership of Incorporated Professionals
________________________________________________________________________________


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of Xtra-Gold Resources Corp. and Subsidiaries of our report dated March 16, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.


                                                        "DAVIDSON & COMPANY LLP"


Vancouver, Canada                                          Chartered Accountants

November 28, 2006



                          A Member of SC INTERNATIONAL
                          ============================

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172